                                                                     Exhibit 4.5

                       EAGLE FAMILY FOODS HOLDINGS, INC.

                             STOCKHOLDERS AGREEMENT

          Stockholders Agreement, dated as of this 23rd day of January, 1998, by and among GE Investment Private Placement Partners II, a Limited Partnership ("GEI"), Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg" and, together with GEI, the "Institutional Investors"); the individuals whose names and addresses appear from time to time on Schedule I hereto (the "Management Investors" and, together with the Institutional Investors, the "Investors"); and Eagle Family Foods Holdings, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Section 6 hereof.

                                R E C I T A L S
                                ---------------

          WHEREAS, certain of the Investors, pursuant to the terms of certain subscription agreements with the Company dated as of even date herewith (collectively, the "Subscription Agreements"), have agreed to purchase shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and the Series A Non-Voting Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock"); and

          WHEREAS, the Company has granted the Investors certain registration rights with respect to the Common Stock and Preferred Stock held by them pursuant to a registration rights agreement, dated as of even date herewith (the "Registration Rights Agreement"); and

          WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of the shares of Common Stock and Preferred Stock purchased by the Investors pursuant to the Subscription Agreements, together with any other shares of Common Stock or Preferred Stock acquired by them (other than shares of Common Stock issued under the Company's 1998 Stock Incentive Plan (as it may be amended from time, the "Stock Plan")) (collectively, the "Shares").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

          1.  COVENANTS OF THE PARTIES
              ------------------------

          (a) Legends.  The certificates evidencing the Shares acquired by the
              -------
Investors pursuant to the Subscription Agreements or their permitted transferees will bear the legend provided for therein as well as following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

          "The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of January 23, 1998, by and among the Company and certain holders of the Company's Common Stock and Preferred Stock, including certain preemptive rights, restrictions on transfer and rights of co-sale. A copy of such Stockholders Agreement has been filed with the Secretary of the Company and is available upon request."

          (b)  Election of Directors.
               ---------------------

          (i) As of the date hereof, the Board of Directors of the Company (the "Board") will consist of William A. Lynch ("Lynch"), John O'C. Nugent ("Nugent"), Andreas T. Hildebrand, Kewsong Lee, Howard H. Newman and Donald W. Torey. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company owned by them, required to cause the Board to consist of nine members or such other number as the Board may from time to time establish, and at all times throughout the term of this Agreement to include (A) as long as Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) (1) at least twenty percent (20%) of the Common Stock, three representatives designated by Warburg, (2) at least fifteen percent (15%) of the Common Stock, two representatives designated by Warburg and (3) at least ten percent (10%) of the Common Stock, one representative designated by Warburg (each, a "Warburg Director"), (B) as long as GEI owns beneficially (within the meaning of Rule 13d-3 under the Exchange
Act) (1) at least twenty percent (20%) of the Common Stock, three representatives designated by GEI, (2) at least fifteen percent (15%) of the Common Stock, two representatives designated by GEI and (3) at least ten percent (10%) of the Common Stock, one representative designated by GEI (each, a "GEI Director" and, together with each Warburg Director, the "Institutional Directors"), (C) as long as Warburg and GEI collectively own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least fifty percent (50%) of the Common Stock, Warburg and GEI shall collectively have the right to designate that number of representatives as shall constitute a majority of the Board, (D) Lynch, who shall be entitled to be a member of the Board until termination of his employment in accordance with the terms of the Lynch Employment Agreement, (E) Nugent, who shall be entitled to be a member of the Board until termination of his employment in accordance with the terms of the Nugent Employment Agreement, and (F) at least one director who is neither an officer or employee of the Company nor an officer, employee or Affiliate of GEI or Warburg (the "Independent Director"). The Independent Director shall be selected by the unanimous approval of the Board. The Board shall take such action as may be necessary from time to time to cause the board of directors of Eagle Family Foods, Inc., a wholly owned subsidiary of the Company, to be identical to that of the Board.

          (ii) In the event that any Institutional Director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (a "Withdrawing Director"), such Withdrawing Director's replacement (the "Substitute Director") will be designated by the Institutional Investor having nominated such Institutional Director. An Institutional Director may be removed, with or without cause, by the Institutional Investor having nominated such Institutional Director, and such Institutional Investor shall thereafter have the right to nominate a replacement for such Institutional Director. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company owned by them, to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 1(b)(ii).

          (iii) Without the consent of a majority of the Board, which majority shall include, as long as GEI is entitled to designate a director pursuant to this Section 1, at least one GEI Director and, as long as Warburg is entitled to designate a director pursuant to this Section 1, at least one Warburg Director, the Company shall not, and shall cause Eagle Family Foods, Inc. and each of their respective Subsidiaries not to:

          (A) approve any annual budget (the "Budget") or any material amendment or modification thereto;

          (B) make or incur any capital expenditures or investments not contemplated by the Budget in excess of $500,000;

          (C) merge or consolidate with any other Person (other than a merger or consolidation with a wholly owned subsidiary of the Company);

          (D) sell or contribute, other than sales of inventory in the ordinary course of business, assets in excess of $500,000;

          (E) (1) liquidate or dissolve, (2) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) make an assignment for the benefit of its creditors, or (4) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property;

          (F) acquire any business (whether by acquisition of assets, stock or otherwise);

          (G) issue any equity securities other than Plan Stock (each, as defined in Section 1(c)(i) hereof);

          (H) incur any indebtedness for borrowed money, other than indebtedness outstanding on the date hereof (including additional borrowings permitted under the facilities in effect on the date hereof);

          (I)  enter into any new line of business;

          (J) enter into any joint venture or strategic alliance with any Person;

          (K) enter into any agreement having a duration in excess of one (1) year or cumulative obligations in excess of $1,000,000;

          (L) pay or declare any dividend, or repurchase or redeem any shares of capital stock;

          (M) amend or modify the Company's Certificate of Incorporation or bylaws;

          (N) amend, modify or terminate any employment agreement between the Company and any executive officer of the Company;

          (O) grant any stock options or other equity-based awards, or authorize any senior management compensation plans or arrangements;

          (P)  hire or fire any executive officer of the Company;

          (Q) enter into any transaction with any officer, director or Affiliate of the Company (including, without limitation, GEI or Warburg);

          (R) make any loan or guarantee the indebtedness of any Person, except in the ordinary course of business;

          (S) enter into, amend, modify or terminate any agreement, including any collective bargaining agreement, with any union;

          (T) approve or adopt (other than the Stock Plan), amend, modify or terminate any stock plan, 401(k) plan, defined benefit or defined contribution plan or similar employee benefit plan; or

          (U)  enter into any agreement to do any of the foregoing.

          (c)  Subscription Right.
               ------------------

          (i) If at any time after the date hereof, the Company proposes to sell in any non-public offering equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities, voting or other rights, and derivative securities of equity securities) of the Company (except (A) for grants or issuances of equity securities pursuant to the Stock Plan or any other incentive plan for the Company's or any of its Subsidiaries' directors or employees (collectively, "Plan Stock"), (B) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, or (C) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization), then, as to each Initial Investor who then holds shares of capital stock of the Company, the Company shall:

                 (1) give written notice setting forth in reasonable detail (I) the designation and all of the terms and provisions of the equity securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof and interest or dividend rate and maturity; (II) the price and other terms of the proposed sale of such Proposed Securities; (III) the amount of the Proposed Securities proposed to be issued; and (IV) such other information as may be reasonably required in order to evaluate the proposed issuance; and

                 (2) offer to sell to each such Initial Investor a portion of the Proposed Securities equal to a percentage determined by dividing (I) the number of shares of Preferred Stock then held by such Initial Investor (and if no shares of Preferred Stock are outstanding, then the number of shares of Common Stock (other than Plan Stock)) by (II) the total number of shares of Preferred Stock held by all the Initial Investors then outstanding (and if no shares of Preferred Stock are outstanding, then the number of shares of Common Stock (other than Plan Stock)).

          (ii) Each such Initial Investor must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company.
If all of the Proposed Securities offered to such Initial Investors are not fully subscribed by such Initial Investors, such remaining Proposed Securities will be reoffered to those Initial Investors purchasing their full allotment upon the terms set forth in this Section 1(c) (with an allocation based on the respective percentages of the aggregate number of shares of Preferred Stock held by such Initial

Investors and, if no shares of Preferred Stock are outstanding, then of the aggregate number of shares of Common Stock (other than Plan Stock)), until all such Proposed Securities are fully subscribed for or until all such Initial Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Initial Investors must exercise their purchase rights within five days after receipt of all such reoffers. To the extent that the Company offers two or more equity securities in units, Initial Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the equity securities making up such unit.

          (iii) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Initial Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Initial Investors. Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to the Initial Investors pursuant to this Section 1(c). The election by an Initial Investor not to exercise its subscription rights under this Section 1(c) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of equity securities by the Company without first giving the Initial Investors the rights described in this Section 1(c) shall be void and of no force and effect and the Company shall cause any correction required to be fully effected.

          (iv) Notwithstanding anything contained in this Section 1(c), in the event that the issuance and sale of the Proposed Securities to any Initial Investor would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Board, such Initial Investor or Initial Investors may be excluded from the rights provided by this Section 1(c).

          (d)  No Inconsistent Agreements.
               --------------------------

          Each of the Investors and the Company agrees that it will not and will not permit any Affiliate to grant any proxy or enter into or agree to be bound by any voting trust with respect to its shares of capital stock of the Company or enter into any stockholder agreements or arrangements of any kind with any person with respect to its shares of capital stock of the Company, in any such case in a manner that is inconsistent with the provisions of this Agreement.

          2.  TRANSFER OF STOCK BY MANAGEMENT INVESTORS.  Without the approval
              -----------------------------------------
of the Board, no Management Investor shall Transfer any Shares, or any beneficial interest therein, other than in accordance with such Management Investor's employment agreement with the Company or any restricted stock purchase agreement between such Management Investor and the Company. Notwithstanding the foregoing, if, pursuant to the Registration Rights Agreement, a Management Investor is prevented by the Company's underwriter or underwriters from Transferring Shares in a public offering of Shares by the Company in which the Institutional Investors Transferred Shares, then following such public offering, and after the expiration of any applicable restrictions on the Transfer of such Management Investor's Shares under agreements not to sell, "lock-up" agreements or similar agreements to which the Management Investor is bound, such Management Investor shall be entitled to Transfer his pro rata portion of Shares (to be calculated pursuant to the following sentence) that he would otherwise have been entitled to Transfer in such public offering without the approval of the Board, provided that (a) such Management Investor informs the Board in writing of his intention to Transfer Shares at least seven days in advance of the proposed Transfer, such notice to include the number of Shares he intends to Transfer and (b) such Management Investor complies with all applicable securities laws, including, without limitation, compliance with the volume and time limitations imposed by Rule 144 of the Securities Act of 1933, as amended. For purposes of the foregoing sentence, such Management Investor's pro rata portion of Shares shall be equal to (a) the product of (i) the aggregate number of Shares Transferred by the Institutional Investors in such public offering and (ii) the aggregate number of Shares beneficially owned by such Management Investor at the time of such public offering divided by (b) the aggregate number of Shares held by the Institutional Investors at the time of such public offering; provided, however, that the pro rata portion as so calculated shall be adjusted downward to the extent the Board shall have approved a Transfer of Shares by such Management Investor prior to such Management Investor's notification to the Board of his intention to avail himself of this provision. Any Transfer or purported Transfer made in violation of this Section 2 shall be null and void and of no effect.

          3.  RIGHT OF CO-SALE.  In the event that any Investor intends to
              ----------------
Transfer (i) shares of Common Stock which, together with any previous sales of shares of Common Stock by such Investor, represent more than twenty percent (20%) of its shares of Common Stock on a cumulative basis or (ii) shares of Preferred Stock which, together with any previous sales of shares of Preferred Stock by such Investor, represent more than twenty percent (20%) of its shares of Preferred Stock on a cumulative basis (in each case other than to an Affiliate of such Investor), such Investor (the "Co-Sale Triggering Investor") shall notify each other Investor holding shares of such class of stock, in writing, of such Transfer and its terms and conditions (the "Proposed Sale"). Within 10 days of the date of such notice, each Investor holding shares of such class of stock that wishes to participate in the Proposed Sale (the "Co-Sale Investors") shall so notify the Co-Sale Triggering Investor in writing (a "Transfer Notice"). In the event the Co-Sale Triggering Investor fails to receive a Transfer Notice from any Investor within such 10-day period, such Investor shall be deemed to have declined to participate in the Proposed Sale. Each Co-Sale Investor shall have the right to sell, at the same price and on the same terms as the Co-Sale Triggering Investor, that number of shares of Common Stock or Preferred Stock, as the case may be, equal to the number of shares of Common Stock or Preferred Stock, as the case may be, the third party proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock or Preferred Stock (other than Plan Stock), as the case may be, issued and owned by such Co-Sale Investor and the denominator of which shall be the aggregate number of shares of Common Stock or Preferred Stock (other than Plan Stock), as the case may be, issued and owned by the Co-Sale Triggering Investor and each other Co-Sale Investor (including such Co-Sale Investor) exercising its rights pursuant to this Section 3. Nothing contained herein shall obligate the Co-Sale Triggering Investor to consummate the Proposed Sale or limit the Co-Sale Triggering Investor's right to amend or modify the terms of the Proposed Sale in any respect; provided that the Investors are offered the opportunity to participate in the Proposed Sale on such amended or modified terms.

          4.  INFORMATION AS TO COMPANY AND RELATED COVENANTS
              -----------------------------------------------

          (a) Investor Financial Information.  From and after the date hereof,
              ------------------------------
the Company shall deliver to each Investor owning beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than five percent (5%) of the issued and outstanding shares of Common Stock or Preferred Stock (except for the annual reports referred to in (a)(ii) below, which shall be delivered to each Investor as long as such Investor owns any shares of Common Stock or Preferred Stock):

          (i) Quarterly Statements.  As soon as practicable, and in any event
              --------------------
within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of changes in cash flow of the Company and its Subsidiaries as of the close of such quarter and the portion of the Company's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles, consistently applied, subject to audit and year end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year;

          (ii) Annual Statements.  As soon as practicable after the end of each
               -----------------
fiscal year of the Company, and in any event within 120 days thereafter, a copy of the consolidated balance sheet, and consolidated statements of income, stockholders' equity and changes in cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis and have been prepared in accordance with U.S. generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

          (b)   Director Materials.  The Company shall prepare and deliver to
                ------------------
each director of the Company:

          (i)   Monthly Financial Statements.  As soon as practicable, and in
                ----------------------------
any event within 30 days after the close of each of month of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of changes in cash flow of the Company and its Subsidiaries as of the close of each month and the portion of the Company's fiscal year ending on the last day of such month, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles, consistently applied, subject to audit and year end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year;

          (ii)  Business Plan; Projections.  Prior to the commencement of each
                --------------------------
fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis, and a three-year business plan of the Company and projections of operating results. Within 45 days of the close of each fiscal quarter of the Company, the Company shall provide its directors with a comparison of actual year-to-date results with the corresponding budgeted figures;

          (iii) Audit Reports.  Promptly upon receipt thereof, one copy of each
                -------------
other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company and its Subsidiaries; and

          (iv)  Requested Information.  With reasonable promptness, the Company
                ---------------------
shall furnish each director with such other data and information as from time to time may be reasonably requested.

          The Company acknowledges that its obligations under this Section 4(b) shall not limit the rights of its directors under applicable law to obtain information and other materials from the Company.

          (c) Inspection.  From and after the date hereof, the Company will
              ----------
permit each Investor owning beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than five percent (5%) of the issued and outstanding shares of Common Stock or Preferred Stock, its nominee, assignee or its representative to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with said Investor, its nominee, assign and representatives the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

          (d) Confidentiality.  As to so much of the information and other
              ---------------
material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof) as constitutes or contains confidential business, financial or other information of the Company or its Subsidiaries, each Investor covenants for itself and its directors, officers, partners and stockholders that it will use due care to prevent its respective officers, directors, employees, counsel, accountants and other representatives from disclosing such information to persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives; provided, however, that the Investor may
                                  --------  -------
disclose or deliver any information or other material disclosed to or received by the Investor should such disclosure or delivery be required by law.

          5.  TERMINATION.  The Agreement shall terminate:
              -----------

          (a) upon the closing of the Initial Public Offering, except for the provisions of Sections 1(b), 2 and 4(d), which shall remain in full force and effect following the closing of the Initial Public Offering; or

          (b) on the date on which (i) the Institutional Investors, and (ii) the holders of a majority of the shares of Common Stock held by Management Investors shall have agreed in writing to terminate this Agreement.

          Notwithstanding anything in this Agreement to the contrary, if a Management Investor's employment with the Company and its Subsidiaries is terminated, whether by such Management Investor or by the Company, whether with or without cause or whether due to the death or disability, all rights of such Management Investor under this Agreement (but not the obligations) shall be terminated.

          6.  INTERPRETATION OF THIS AGREEMENT
              --------------------------------

          (a)  Terms Defined.  As used in this Agreement, the following terms
               -------------
have the respective meaning set forth below:

          Affiliate: any person or entity, directly or indirectly, controlling,
          ---------
controlled by or under common control with such person or entity.

          Exchange Act:  the Securities Exchange Act of 1934, as amended.
          ------------

          Initial Investors:  the Institutional Investors and the individuals
          -----------------
whose names appear on Schedule I hereto on the date hereof.

          Initial Public Offering:  the completion of an underwritten initial
          -----------------------
public offering for shares of Common Stock pursuant to a registration statement under the Securities Act resulting in net proceeds to the Company and/or any selling stockholders of not less than $25,000,000.

          Person:  an individual, partnership, joint-stock company, corporation,
          ------
limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          Security, Securities:  as defined in Section 2(1) of the Securities
          --------------------
Act.

          Securities Act:  the Securities Act of 1933, as amended.
          --------------

          Subsidiary:  a Person of which the Company owns, directly or
          ----------
indirectly, more than fifty percent 50% of the Voting Stock.

          Transfer:  any sale, assignment, pledge, hypothecation, or other
          --------
disposition or encumbrance, whether or not for consideration.

          Voting Stock:  securities of any class or classes of a Person the
          ------------
holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

          (b)  Accounting Principles.  Where the character or amount of any
               ---------------------
asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          (c)  Directly or Indirectly.  Where any provision in this Agreement
               ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (d)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          (e)  Section Headings.  The headings of the sections and subsections
               ----------------
of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          7.  MISCELLANEOUS
              -------------

          (a)  Notices.
               -------

          (i) All communications under this Agreement shall be in writing and shall be delivered by hand or by facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

               (A) if to any of the Management Investors, at the address or facsimile number of such Management Investor shown on Schedule I, or at such other address or facsimile number as the Management Investor may have furnished the other parties hereto in writing;

               (B)  if to GEI, at 3003 Summer Street, Stamford, CT 06905,
Attention: Andreas Hildebrand (Fax No.: (203) 326-2495), or at such other address as GEI may have furnished the other parties hereto in writing;

               (C) if to Warburg, at 466 Lexington Avenue, New York, New York 10017, Attention: Kewsong Lee (Fax No.: (212) 878-6162), or at such other address or facsimile number as Warburg may have furnished the other parties hereto in writing;

               (D) if to the Company, to Eagle Family Foods Holdings, Inc., 220 White Plains Road Tarrytown, New York 10591, Attention: Jonathan Rich, Esq. (Fax No.: (973) 263-3748), or at such other address or facsimile numbers as it may have furnished the other parties hereto in writing; and

          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile, on the date of such delivery, if a business day, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b)  Reproduction of Documents.  This Agreement and all documents
               -------------------------
relating thereto, including, without limitation, (i) consents, waivers and modifications relating hereto which may hereafter be executed, (ii) documents received by each Investors pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by an photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (c)  Successors and Assigns; No Third Party Beneficiaries.  This
               ----------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Nothing in this Agreement shall confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          (d)  Entire Agreement; Amendment and Waiver.  This Agreement, the
               --------------------------------------
Registration Rights Agreement, the Subscription Agreements and the Certificate of Incorporation of the Company constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of (i) both Institutional Investors and (ii) the holder or holders of a majority of the shares of Common Stock (other than Plan Stock and other than those shares held by the Institutional Investors or their respective Affiliates), which shall include Management Investors holding a majority of such shares held by Management Investors.

          (e)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (e)  Injunctive Relief.  It is acknowledged that it will be impossible
               -----------------
to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including, without limitation, those obligations set forth in Sections 1 and 2, and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

                         EAGLE FAMILY FOODS HOLDINGS, INC.


                         By:   /s/ John O'C. Nugent
                             -------------------------------
                             Name:  John O'C. Nugent
                             Title: Chief Executive Officer, President and Director

                         GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, A LIMITED PARTNERSHIP

                         By: GE Investment Management
                             Incorporated, its General
                             Partner


                         By:   /s/ Michael M. Pastore
                             -------------------------------
                             Name:  Michael M. Pastore
                             Title:  Vice President


                         WARBURG, PINCUS VENTURES, L.P.

                         By: Warburg, Pincus & Co., its
                             General Partner


                         By:   /s/ Kewsong Lee
                             -------------------------------
                             Name:  Kewsong Lee
                             Title:  Partner


                         MANAGEMENT INVESTORS:


                         [Signatures on following pages]

Signature Page to Stockholders Agreement, dated as of January 23, 1998, among Eagle Family Foods Holdings, Inc., GE Investment Private Placement Partners II, A Limited Partnership, Warburg, Pincus Ventures, L.P. and the Management Investor set forth below.



                                /s/ William A. Lynch
                              -----------------------------------
                              William A. Lynch

Signature Page to Stockholders Agreement, dated as of January 23, 1998, among Eagle Family Foods Holdings, Inc., GE Investment Private Placement Partners II, A Limited Partnership, Warburg, Pincus Ventures, L.P. and the Management Investor set forth below.



                                /s/ John O'C. Nugent
                              -----------------------------------
                              John O'C. Nugent

Signature Page to Stockholders Agreement, dated as of January 23, 1998, among Eagle Family Foods Holdings, Inc., GE Investment Private Placement Partners II, A Limited Partnership, Warburg, Pincus Ventures, L.P. and the Management Investor set forth below.



                                  /s/ Jonathan F. Rich
                              -----------------------------------
                              Jonathan F. Rich

Signature Page to Stockholders Agreement, dated as of January 23, 1998, among Eagle Family Foods Holdings, Inc., GE Investment Private Placement Partners II, A Limited Partnership, Warburg, Pincus Ventures, L.P. and the Management Investor set forth below.



                                  /s/ Richard Lumpp
                              -----------------------------------
                              Richard Lumpp

Signature Page to Stockholders Agreement, dated as of January 23, 1998, among Eagle Family Foods Holdings, Inc., GE Investment Private Placement Partners II, A Limited Partnership, Warburg, Pincus Ventures, L.P. and the Management Investor set forth below.



                                  /s/ James Byrne
                              -----------------------------------
                              James Byrne

Signature Page to Stockholders Agreement, dated as of January 23, 1998, among Eagle Family Foods Holdings, Inc., GE Investment Private Placement Partners II, A Limited Partnership, Warburg, Pincus Ventures, L.P. and the Management Investor set forth below.



                                  /s/ Craig Steinke
                              -----------------------------------
                              Craig Steinke

                                 SCHEDULE I

                              Management Investors
                              --------------------


James A. Byrne
3 Berkeley Place
Cranford, NJ  07016
Tel: 908-276-7372


Richard Lumpp
100 Cedar Drive
Danbury, CT  06811
Tel: 203-791-8188


William A. Lynch
80 Ferry Boulevard
Stratford, CT  06497
Tel: 203-226-6155


John O'C. Nugent
63 Crescent Place
Short Hills, NJ  07078
Tel: 201-467-4520


Jonathan F. Rich
33 Briarcliff Road
Mountain Lakes, NJ  07046
Tel: 973.316.6870


Craig Steinke
124 Sleepy Holly Lane
Orinda California  94563
Tel: 510.254.3929

                                                                       Exhibit A
                                                                       ---------

                               JOINDER AGREEMENT
                               -----------------

          Joinder Agreement, dated as of this ____ day of January, 1998, by and among Eagle Family Foods Holdings, Inc., a Delaware corporation (the "Company"), and the undersigned (the "Investor").

          Reference is made to that certain Stockholders Agreement (the "Stockholders Agreement"), dated as of January 23, 1998, by and among Eagle Family Foods Holdings, Inc., GE Investment Private Placement Partners II, A Limited Partnership, Warburg, Pincus Ventures, L.P. and the other holders of Common Stock and Preferred Stock from time to time party thereto, as the same may from time to time be amended.

          By executing this Joinder Agreement, the Investor hereby agrees to be bound by the terms of the Stockholders Agreement as if he were an original signatory to such Agreement and shall be deemed to be a Management Investor thereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.


                                             _____________________________
                                             Name:


Agreed to and Accepted by:

EAGLE FAMILY FOODS HOLDINGS, INC.



_____________________________
Name:
Title: